UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2011

Icagen, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34217	56-1785001
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4222 Emperor Boulevard, Suite 350 Durham, North Carolina	27703
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 941-5206

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On December 10, 2010, Icagen, Inc. (the “Company”) entered into an At Market Issuance Sales Agreement (the “Agreement”) with McNicoll, Lewis & Vlak LLC (“MLV”), pursuant to which the Company could issue and sell shares of its common stock, $0.001 par value per share, having an aggregate offering price of up to $2.6 million from time to time through MLV (the “Offering”). On January 20, 2011, the Company terminated the Agreement in accordance with the provisions of the Agreement. As of January 20, 2011, the Company had sold shares having an aggregate offering price of $2.4 million in connection with the Offering. Further details regarding the terms of the Agreement are set forth in the Company’s Current Report on Form 8-K dated December 10, 2010, which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	/s/ Richard D. Katz
Date: January 24, 2011		Richard D. Katz Executive Vice President, Finance and Corporate Development and Chief Financial Officer